                                                                                              Exhibit 99.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-26106, 33-35405, 33-39770,
33-57811, 333-91571, 333-31012 and 333-74624), Form S-3 (33-67870) and Form S-3/A (333-52659 and 333-34167) of The Walt Disney
Company of our report dated June 27, 2003 relating to the financial statements and supplemental schedule of the Disney Salaried
Savings and Investment Plan, which appears in this Form 11-K.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
June 27, 2003